Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this Agreement) is dated as of the date it has been executed and delivered by all parties hereof (the Effective Date) and is between NYX DON MILLS STORAGE LP (the Seller), DON MILLS STORAGE INC. (the Nominee) and SST II ACQUISITIONS, LLC, (the Purchaser), a Delaware limited liability company.

In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

Article 1

PURCHASE AND SALE
1.1
Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agree to sell, assign and transfer to Purchaser, and Purchaser agrees to purchase from Seller, on the Closing Date (as defined in Section 8.1(a)), the following (the Land, Real Property, Leases, Tangible Personal Property, Construction Contract and Intangible Property collectively, the Property):
(a)
Land. The parcels of land described in Schedule 1.1(a), all privileges and appurtenances, and rights and benefits (including easements and rights of way) belonging thereto (the Land);
(b)
Improvements. In respect of the Land, all buildings, structures, improvements, appurtenances, attachments, fixtures (including trade fixtures) and fixed equipment located thereon or affixes thereto, including all systems including heating, ventilation, air-conditioning, electrical, lighting, plumbing and water systems and all elevators, escalators, floor coverings, furnaces and boilers and fittings owned by the Seller (the Improvements and together with the Land, the Real Property);
(c)
Leases. Seller’s interest under all written leases, occupancy agreements and rental agreements, in each case, for rental units relating to the Land and Improvements, including all tenant leasing files, all tenant security deposits held by Seller on the Closing Date (as defined below) and all records, books and accounts relating thereto, including, without limitation, the leases for storage space described in the rent roll (the Rent Roll) attached hereto as Schedule 1.1(c) and the lease for REEF Kitchens (collectively, the Leases);
(d)
Tangible Personal Property. All fixtures, furniture, equipment, machinery, signage, tools, office equipment, supplies, computers, telephones and other tangible personal property owned by or on behalf of Seller as set forth on Schedule 1.1(d) attached (the Tangible Personal Property);
(e)
Construction Contract. Seller’s right, title and interest in, and relating to, the Construction Contract (as defined below), subject to the provisions of Section 4.4; and
(f)
Intangible Property. All intangible property owned by Seller and pertaining to the ownership and/or occupancy of the Property and the operation of the business being conducted on the Land, including, without limitation: (i) all transferable telephone exchange numbers including the telephone numbers and facsimile numbers set out In Schedule 1.1(f), (ii) all plans, specifications and studies, including development, engineering and landscaping plans and environmental studies, (iii) all licenses, permits, designs and systems, certificates of occupancy, authorizations and approvals, (iv) all transferable utility contracts, and (v) all assignable warranties and guarantees relating to the Property, or any part thereof (collectively, the Intangible Property).

Article 2

PURCHASE PRICE
2.1
Purchase Price. The purchase price (the Purchase Price) for the Property shall be the sum of Fifty Million and Five Hundred Thousand Dollars ($50,500,000) and shall be paid, accounted for and satisfied (subject to adjustment as hereinafter expressly provided) as follows:
(a)
The sum of One Million, Two Hundred and Fifty Thousand Dollars ($1,250,000), by wire transfer to be paid to McMillan LLP (the Seller’s Solicitors), in trust, within three (3) Business Days after the Acceptance Date (as defined below) (the Deposit), which Deposit shall be held by Seller’s Solicitors, in trust, in accordance with the provisions of this Agreement; and
(b)
The balance of the Purchase Price shall be paid by wire transfer to Seller’s Solicitors, (or to whom Seller may direct) at Closing (as defined below).
2.2
Purchase Price Allocation. Each of Seller and Purchaser agrees that, subject to Section 9.2(c) below in respect of Casualty, it shall use reasonable commercial efforts to agree at least ten (10) Business Days prior to the Closing Date on the allocation of the Purchase Price between the Land and Improvements forming part of the Real Property, provided that such agreement shall in no event be a condition of Closing. Once Seller and Purchaser have agreed on such allocation, each of Seller and Purchaser undertake to make all filings and returns under the Income Tax Act (Canada) and other applicable taxation statutes in accordance with such said allocation. If Seller and Purchaser do not agree on an allocation, each shall nonetheless file its tax returns with the relevant revenue authorities based on its own respective reasonable allocations.
Article 3

DEPOSIT
3.1
Deposit. The Deposit and interest earned thereon (the Deposit Interest, together with the Deposit collectively, the Downpayment) shall be held and disbursed by Seller’s Solicitors, in trust, on the terms hereinafter set forth:
(a)
Seller’s Solicitors shall deposit the Deposit in an interest bearing account of a Canadian chartered bank.
(b)
In the event that this Agreement is terminated by Purchaser pursuant to Section 5.2(b) below, the Downpayment shall forthwith be released to Purchaser forthwith, and the provisions of Section 5.2(b) shall apply.
(c)
If the Closing takes place as contemplated pursuant to this Agreement, then Seller’s Solicitors shall disburse the Downpayment on the Closing Date to Seller, and Purchaser shall receive a credit against the Purchase Price in an amount equal to the Downpayment.
(d)
If the Closing does not take place as contemplated pursuant to this Agreement for any reason, other than by reason of a Seller’s default, the Downpayment shall be paid to the Seller forthwith.
(e)
If the Closing does not take place as contemplated pursuant to this Agreement by reason of a Seller’s Default, in addition to any and all other remedies which Purchaser may have in respect thereof, whether in law and/or equity, the Downpayment shall be returned to the Purchaser forthwith, provided however that the Seller’s liability in respect of any Seller’s Default shall be capped at the amount of the Deposit.

(f)
If there is any dispute as to whom the Downpayment is to be released upon termination of this Agreement, Sellers’ Solicitors shall not release the Downpayment to either party, but in such event, Sellers’ Solicitors shall hold same until receipt by Seller’s Solicitors of an authorization in writing, signed by both Sellers and Purchaser, directing the disposition of same, or, in the absence of such authorization, Seller’s Solicitors shall hold the Downpayment until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun within thirty (30) days after the Closing Date and diligently continued, Seller’s Solicitors may bring an appropriate action or proceeding for leave to deposit the Downpayment in court pending such determination. Seller’s Solicitors shall be reimbursed for all costs and expenses of such action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements, by the party determined not to be entitled to the Downpayment.
Article 4

ADJUSTMENTS
4.1
Adjustments. The following adjustments are to be apportioned as between Seller and Purchaser as of 11:59 p.m. on the evening immediately preceding the Closing Date, with the Closing Date being for the account and expense of Purchaser:
(a)
Realty Taxes. All Realty Taxes (as defined below) and personal property taxes and other taxes and charges imposed on Seller and relating to the Property and not paid by others. Adjustments in respect of such taxes shall be made on the basis of the calendar year;
(b)
Utility Charges. Utility charges payable by Seller, including, without limitation, electric or water rates and charges and sewer charges. If there are any water meters on the Property (other than meters measuring electric or water consumption costs which are the obligation of Tenants to pay), upon Purchaser request, Seller shall authorize Purchaser to obtain readings to a date not more than five (5) Business Days prior to the Closing Date, and the unfixed electric or water rates and charges and sewer taxes and rents, if any, based thereon for the intervening time, shall be pro-rated on the basis of such readings. In no event shall the readings be taken after the Closing Date and where practicable, any and all meter readings shall be taken on the day prior to the Closing Date. Seller shall bear the charges for utility services based on such readings, and Purchaser shall bear the charges for all such utility services from the time immediately following such readings. Purchaser confirms and acknowledges that Seller shall be credited with all deposits, if any, on account with utility companies servicing the Property (and Seller and Purchaser agree to cooperate to effectuate the transfer of any such deposits), or alternatively, all such deposits shall be refunded to Seller and Purchaser shall provide, on or before Closing, to such utility companies, its own deposits in substitution therefor;
(c)
Fuel. Fuel on hand, if any, based on an estimate provided by Seller’s fuel supplier, at Seller’s cost valued at the price therefor charged by such supplier and including any applicable taxes (it being agreed that notwithstanding the foregoing, if any fuel tank located on the Property is not full on the Closing Date, then Purchaser shall receive a credit in an amount equal to the cost necessary to fill such fuel tank);
(d)
Licenses, Permits. Annual license, permit, design and system, authorization and inspection fees, provided such are assignable to Purchaser;
(e)
Rent. Rent in respect of the Leases, subject to Section 4.2 below;
(f)
Contracts. Charges under the Existing Site Plan Agreement (as defined below), the Proposed Site Plan Agreement (as defined below), if executed, and the Construction

Contract (as defined below), in accordance with the provisions of this Agreement, subject to Sections 4.3 and 4.4 below, as applicable; and
(g)
Other Items. Such other items as are customarily adjusted in purchase and sale transactions similar to the purchase and sale transaction contemplated by this Agreement.
4.2
Rent, Operating Expenses and Trade Accounts.
(a)
Rents Paid. To the extent that Seller receive rent or other similar payments under the Leases, after the Closing Date, the same shall be held in trust and dealt with pursuant to Section 4.2(b) below, as if Purchaser received them.
(b)
Allocation of Late Rent Payments. To the extent that Purchaser receives any late rent or other similar payments under any Lease or other occupancy arrangements after the Closing Date, Purchaser shall render an accounting to Seller with respect to such late payments, and such rents or payments shall be applied in the following order of priority, to the extent such calendar months have not been paid: (i) first to any calendar month or months following the calendar month in which the Closing occurred until the Tenant under such Lease is current with respect to all rents payable after the Closing Date, (ii) then to the calendar month in which the Closing occurred, and (iii) then to calendar months prior to the month in which the Closing occurred.
(c)
Collection of Rents. Purchaser shall be under no obligation, and Seller shall have no right, after Closing, to commence any legal action to collect any rental arrears accruing in respect of the Leases prior to the Closing Date. Any such rental arrears collected pursuant to any legal proceedings initiated by Purchaser shall be applied first to the payment of Purchaser’s costs and expenses incurred in bringing and prosecuting such legal proceedings, and then disbursed between Seller and Purchaser in accordance with the terms of this Agreement.
(d)
Books and Records Available. Seller agrees to make available for Purchaser’s examination, promptly after the Acceptance Date, and thereafter from time to time upon reasonable notice, all records, statements and accounts bearing on or relating to (a) rents and revenues generated from the Leases and the collection thereof, and (b) the operation of the Real Property and expenditures made in connection therewith, the foregoing to include, without limitation, the operating statements for the Real Property since the commencement of such business to the year immediately preceding the calendar year in which the Closing Date occurs.
4.3
Contracts.
(a)
Contracts. Seller represents and warrants that all contracts relating to or otherwise encumbering the Property (other than the Existing Site Plan Agreement, the Construction Contract and the Permitted Encumbrances) (the Contracts) shall be terminated by Seller on or before Closing, at its sole cost and expense, which Contracts shall include, without limitation, any Contracts relating to (i) the management of the Property, and (ii) the realty tax appeal (as described in Section 11.23 below.
(b)
Development – Security.
(i)
Seller represents and warrants that it has deposited with the City of Toronto security in respect of the proposed development of the Property pursuant to a Site Plan Agreement entered into between the Seller and the City of Toronto dated August 9, 2019 (the “Existing Site Plan Agreement”), the sum of One Hundred and Thirsty Eight Thousand Two Hundred and Six Dollars ($138,206.00) (the Security).

(ii) Purchaser covenants and agrees to undertake commercially reasonably efforts, on or prior to the Closing Date, at its sole cost, to lodge replacement security with the relevant Governmental Authority in replacement of the Security (the Replacement Security) such that the Security is released to the Seller, or as it may direct, on or before Closing, failing which, Seller covenants and agrees that its interest in such Security shall be assigned to Purchaser on or before Closing, which assignment shall include, inter alia, an irrevocable direction to such relevant Governmental Authority directing the release of such Security to Purchaser upon the satisfaction of all release conditions applicable thereto, in exchange for which Seller shall receive a credit in the amount of such Security, on the Statement of Adjustments.

4.4
Construction Contract. Each of Seller and Purchaser confirms, acknowledges, covenants and agrees as follows:
(a)
The Land is presently under development and construction and that Seller has entered into a CCDC 14 Design-Build Stipulated Price Contract (2013) dated April 18, 2022 between NYX Don Mills Storage LP and Rossclair Contractors Inc. (the Construction Contract);
(b)
Subject to the other provisions of this Section 4.4, the Construction Contract to the extent assumable by Purchaser, shall be assumed by and be the responsibility of the Purchaser from and after the Closing Date pursuant to an assignment and assumption agreement (the Construction Assumption Agreement) entered into on Closing. All costs and expenses relating to the assignment and assumption of such Construction Contract, including in respect of obtaining the consent of Rossclair Contractors Inc. in respect thereof (the Consent), shall be for the sole cost and expense of Seller.
(c)
Seller shall be responsible for the performance of all covenants and obligations of the “Owner” pursuant to the Construction Contract up to (but not including) the Closing Date and all payments accruing pursuant thereto as at the Closing Date.
(d)
Purchaser shall receive a credit on the Statement of Adjustments in an amount equivalent to the requisite holdback to be maintained by Seller in respect of the Construction Contract pursuant to and in compliance with the Construction Act (Ontario).
(e)
Any adjustments and/or payments to be made and/or accruing in respect of the Construction Contract shall be quantified and certified by the quantity surveyors or other consultant retained pursuant to the Construction Contract, which quantifications and certifications, absent manifest error, shall be final and binding on Seller and Purchaser.
(f)
Notwithstanding any other provision in this Agreement, in the event that the Seller is unable to obtain consent for the assignment and assumption of the Construction Agreement to the Purchaser on Closing, the Seller may terminate the Construction Agreement, at its sole cost and expense, and shall thereafter be relieved of the obligation to assign the Construction Agreement to the Purchaser on Closing.
(g)
This Section 4.4 shall survive Closing.
4.5
Development Obligations. Seller and Purchaser covenant and agree to enter into, on or before Closing, an agreement effecting the Purchaser’s assumption of Seller’s obligations pursuant to the Existing Site Plan Agreement and, if it is executed prior to the Closing Date, the proposed site plan agreement between the Seller and the City of Toronto dated for reference at or about August 19, 2022 (the “Proposed Site Plan Agreement”), which agreement, inter alia, shall include reciprocal indemnities between the Seller and Purchaser in respect thereof (collectively, the Development Assumption Agreement).

4.6
Operating Expenses and Trade Accounts. Seller shall be responsible for all operating expenses and trade accounts relating to the Property (including, without limitation, any due and unpaid amounts under the Contracts) up to and including 11:59 P.M. on the night preceding the Closing Date. Seller shall pay such amounts in the ordinary course of business up to the Closing Date, and to the extent any outstanding balances are then known at the Closing Date, pay same at the Closing. Seller agrees to indemnify and hold harmless Purchaser from and against any claim, loss, damage or liability (including reasonable attorneys’ fees and costs of enforcement of the foregoing indemnification obligation) arising out of Seller’s failure to pay such amounts which obligation of indemnification, Seller hereby covenants and agrees, shall expressly survive the Closing.
4.7
Statement of Adjustments. Except as otherwise provided in this Article 4, all adjustments for any income and operating expenses, utilities (if any), taxes (including local improvement charges and assessments and business taxes) and in relation to the Construction Contract (as defined above) shall be made pursuant to a statement of adjustments in respect of the Property (the Statement of Adjustments). Seller shall prepare, acting reasonably, the initial draft of the Statement of Adjustments, and shall deliver such initial draft to Purchaser by no later than noon on the fifth (5th) Business Day prior to the Closing Date. Seller and Purchaser shall each act diligently, expeditiously and reasonably in settling any disputes arising in respect of the initial and any subsequent draft of the Statement of Adjustments.
4.8
Survival. The provisions of this Article 4 shall survive the Closing for: (a) a period of Twelve (12) months in respect of Section 4.1 though to Section 4.7 above. In relation to Section 4.7 above, during such Twelve (12) month period, the parties shall correct any errors in the adjustments utilized on the Closing Date and re-adjust any items based on new or updated information and Seller shall comply with it’s covenant pursuant to Section 4.7 above. After the expiration of the applicable periods as set out above, Seller’s covenant pursuant to Section 4.7 above shall expire and the parties will be deemed to have waived any further right to adjust any such amounts, as applicable. Each party shall promptly make payments to the other party in order to effectuate the adjustments and any re-adjustments described in this Agreement.
Article 5

TITLE – PERMITTED ENCUMBRANCES; VIOLATIONS; INSPECTIONS;
5.1
Seller’s Obligations - Due Diligence. Seller represents and warrants that Seller has delivered to Purchaser all of the due diligence items in Seller’s possession and/or control that are listed in Schedule 5.1(a) hereto (collectively, the Due Diligence Items) by way of an electronic data room (the Data Room).
5.2
Title; Permitted Encumbrances; Requisitions
(a)
At Closing, Seller shall convey or caused to be conveyed, registered and beneficial title to the Property, free of any claims, restrictions, charges, liens or encumbrances, except those exceptions and encumbrances set out in Schedule 5.2(a) attached hereto (the Permitted Encumbrances).
(b)
Requisitions. Title to the Property will be examined by Purchaser, at Purchaser’s expense. Purchaser will be allowed until 6:00 p.m. (Toronto time) on the date that is fifteen (15) days following the Effective Date (the “Requisition Date”) to investigate title to the Property, and to conduct its off-title searches with respect thereto. If prior to the expiry of the Requisition Date, Purchaser furnishes Seller: (i) with any valid objections to title to the Property relating solely to encumbrances that are not Permitted Encumbrances; or (ii) with any objections in connection with its off-title searches revealing material matters that are not Permitted Encumbrances (collectively, in this section, the “Requisitions”), which Requisitions Seller is unable or unwilling to remove, remedy or satisfy prior to Closing and which Purchaser will not waive, this Agreement may, notwithstanding any intermediate acts or negotiations with respect to such objections, at the option of the Purchaser, in its sole and absolute discretion, be terminated, by notice in writing to Seller, and upon such termination, the Downpayment shall be released by Seller’s Solicitors to Purchaser, without deduction, and Seller and Purchaser shall be released from all obligations under this Agreement (except for those obligations which are expressly stated to survive the termination of this Agreement), Seller shall provide Purchaser with written notice of its intent to satisfy or not satisfy such Requisitions, within ten (10) days of receipt thereof from Purchaser provided, however, that if Seller cannot remedy the subject matter of such requisition on or before the Closing Date, but Seller is of the view, in its sole and absolute discretion, that it would be possible to remedy same given further time to do so, then Seller, in its sole and absolute discretion, may extend the Closing Date, from time to time for a total period not to exceed ninety (90) days, upon written notice to Purchaser to be delivered on or prior to the date that is five (5) Business Days prior to the Closing Date, and shall remedy the subject matter of such requisition on or before such extended Closing Date. Save and except as to any Requisitions made by the Requisition Date, Purchaser shall be deemed to have irrevocably waived its right to raise any objection to, or to have or make any claim regarding, any defect, matter or issue in respect of the Property or any other aspect thereof of any nature whatsoever, unless: (i) the foregoing first arose or was created after the expiry of the Requisition Date (in which event, the provisions set out in the preceding sentence shall apply, mutatis mutandis), whether as a result of a Seller’s breach of this Agreement or otherwise; or (ii) the foregoing is subject to adjustment in accordance with Article 4 of this Agreement, and then, in each case, only to the extent otherwise permitted pursuant to this Agreement.
5.3
Consents, Authorizations. Seller agrees to execute such consents, authorizations, approvals or directions to any and all parties as Purchaser may, from time to time, deem appropriate, permitting the release to Purchaser, and its solicitors, attorneys, consultants, representatives or agents of information relating to the Real Property, including such written authorization to make the necessary searches of any Governmental Authorities. Purchaser agrees that it shall not request any inspections by a Governmental Authority with respect to the Land and none is authorized by Seller.
5.4
Inspection. During the currency of this Agreement, at any time and from time to time during normal business hours, Seller shall provide Purchaser, and/or its servants, agents, employees, representatives, environmental engineers and consultants, access to the Land for purposes of conducting such inspections, studies, examinations, testing, and/or surveying of the Property, and any and all portions thereof, including physical and mechanical inspections, as Purchaser may deem necessary (acting reasonably) provided that same shall not interfere (and Purchaser undertakes to use its reasonable commercial efforts not to so interfere), in any material respect, with the use, operation and enjoyment of the Land and Improvements by Seller or the Tenants. For greater certainty, Purchaser shall be entitled to commission a customary Phase I environmental site assessment with respect to the Real Property, and any and all portions thereof, and to the extent recommended by any such Phase I environmental site assessment so conducted, a follow up Phase 2 environmental site assessment, all without Seller’s prior written consent, but subject to notice to Seller as hereinafter provided. Seller shall cooperate in good faith with Purchaser, Purchaser’s agents and independent contractors in connection with all such inspections, studies, exams, tests and surveys, and making available during normal business hours all relevant personnel to answer any questions which Purchaser may have regarding the Property. Purchaser, at Purchaser’s sole cost and expense, shall repair any and all damage resulting from any of the tests, studies, inspections and investigations performed by or on behalf of Purchaser pursuant to this Section 5.4.
5.5
Discharge of Seller Encumbrances. The Purchaser acknowledges and agrees that if the Seller’s title to the Property is subject to any financial encumbrance held by an institutional lender, meaning that the lender is a corporation incorporated pursuant to the Trust and Loan Companies Act (Canada), or a chartered bank, trust company, credit union, caisse populaire or insurance company, which the Seller is required to discharge pursuant to this Agreement, the Seller will not be required to clear title prior to the receipt of the balance of the Purchase Price and the Purchaser or the Purchaser’s Solicitors will pay the balance of the Purchase Price to the Seller’s Solicitors in trust, provided the Seller’s Solicitors deliver to the Purchaser their undertaking addressed to the Purchaser’s Solicitors, Purchaser and, if required, the Purchaser’s lender’s solicitors (which undertaking shall be in a form satisfactory to the Purchaser’s Solicitors and the Purchaser’s lender’s solicitors acting reasonably), to pay out from the balance of the Purchase Price the outstanding balance, including any interest and penalties, under such institutional mortgage as required to obtain a discharge of any such financial encumbrance and to obtain a discharge of such financial encumbrance within 60 days of the Closing Date or such other period of time mutually agreeable to both parties acting reasonably, together with a copy of a discharge statement from the holder of such financial encumbrance. In addition to the foregoing, the Closing procedures for the discharge of the above-noted financial encumbrance shall comply with all applicable mortgage discharge procedures established by the Law Society of Ontario.
Article 6

REPRESENTATIONS AND WARRANTIES
6.1
Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that as of the Effective Date:
(a)
Purchaser is a limited liability company incorporated under the laws of Delaware and has the full right, power and authority, without the joinder of any other person or entity, to enter into, execute and deliver this Agreement and to perform all duties and obligations imposed on Purchaser under this Agreement;
(b)
the execution and delivery of and performance by Purchaser of this Agreement and the consummation of the purchase and sale contemplated hereby has been duly authorized by all necessary corporate action on the part of Purchaser;
(c)
neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its assets is bound;
(d)
this Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement, enforceable against Purchaser in accordance with the terms thereof, subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction; and
(e)
Purchaser shall be, at Closing, a registrant for the purposes of any taxes imposed under Part IX of the Excise Tax Act, R.S., 1985, c. E-15;

Purchaser shall deliver a certificate to Seller at Closing updating and recertifying all of the foregoing representations and warranties to Seller as of the Closing Date (the Purchaser’s Bringdown Certificate). All of the foregoing representations and warranties expressly shall survive the Closing for a period of one (1) year thereafter.

6.2
Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that as of the Effective Date:
(a)
Seller that is an entity, is duly formed, organized or created, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its formation, organization or creation, as the case may be, and has the power and authority to own, collectively, legal and beneficial ownership of the Property, and enter into and perform all duties and obligations imposed on Seller under this Agreement.
(b)
Seller has the power and authority to operate and lease the Property it owns and to carry on its business, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.
(c)
Seller is, and will continue to be at Closing, the legal and beneficial owner of all of the Property, subject only to the Permitted Encumbrances;
(d)
neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in a material breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller is a party or by which Seller or any of Seller’s assets is bound;
(e)
this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding agreement, enforceable against Seller in accordance with the terms thereof, subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;
(f)
the Nominee is the sole registered owner of the Land and Improvements, as nominee for and on behalf of, Seller, who is the sole beneficial owners thereof;
(g)
Seller is not a non-resident of Canada within the meaning of the Income Tax Act of Canada and Seller is a registrant for the purposes of any taxes imposed under Part IX of the Excise Tax Act, R.S., 1985, c. E-15;
(h)
there are no parties in possession of, or claiming any possession to, any portion of the Real Property, other than pursuant to the Leases, and there are no leases, service contracts, maintenance agreements or other contracts relating to or otherwise encumbering the Real Property, other than the Permitted Encumbrances and the Contracts;
(i)
save and except as disclosed pursuant to the Due Diligence Items or on the Statement of Adjustments, Seller has not received a deposit from any Tenant pursuant to the Leases;
(j)
to the Knowledge of Seller, the Rent Roll (which is effective as of the date indicated thereon) is true, correct and complete in all material respects, with no concessions, discounts or other periods of free or discounted rent having been given to any tenant in respect thereof save and except as disclosed in the Rent Roll. The Rent Roll shall be updated and recertified by Sellers, at Closing, and shall at such time, to the Knowledge of Seller, be true, correct and complete in all material respects with no concessions, discounts or other periods of free or discounted rent having been given, save and except as disclosed in the Rent Roll;

(k)
Seller has not entered into any agreements with any department of buildings, fire, labor, health or other federal, provincial, county, municipal or other departments and governmental agencies, authorities, courts, and officers, having jurisdiction over and affecting the Real Property (including without limitation, those having jurisdiction over environmental matters) (collectively, the Governmental Authorities), other than Permitted Encumbrances, or as otherwise disclosed in writing and delivered to Purchaser;
(l)
to the Knowledge of Seller, the Improvements have been constructed in a good and workmanlike manner, materially in accordance with the plans and specifications for the construction thereof, are structurally sound and are fully functional without defect, reasonable wear and tear excepted, and to the Knowledge of Seller, are in compliance with all applicable laws and with all restrictions registered against title to the Real Property;
(m)
to the Knowledge of Seller, there are no defects in the drainage systems, foundations, roofs, walls, superstructures, plumbing, air conditioning and heating equipment, electrical wiring, boilers, hot water heaters or other portions of the Real Property;
(n)
to the Knowledge of Seller, the Improvements are wholly within the boundaries of the Land, as applicable, and do not infringe on any easement or right-of-way affecting such parcel of Land, and there are no improvements on any adjoining land, whether public or private, that encroach on any of the Land. To the Knowledge of Seller, there have been no alterations or modifications to the location of Improvements as depicted in the surveys delivered to Purchaser that would cause such surveys to inaccurately depict the location of such Improvements;
(o)
to the Knowledge of Seller, the Real Property and its use, operation and maintenance by Seller or Tenants, as applicable, is in compliance with all applicable laws and with all restrictions registered against title to the Land;
(p)
to the Knowledge of Seller, Seller has not violated or breached, in any respect, any of the terms or conditions of any Permitted Encumbrance, and to the Knowledge of Seller, without inquiry, all the covenants to be performed by any other party to the Permitted Encumbrances have been fully performed;
(q)
all accounts that are due and owing for work or services performed or materials placed or furnished upon or in respect of the construction, completion, repair, renovation or maintenance of the Real Property have been fully paid to date, and at Closing, there will be no such outstanding accounts that could result in the filing of any encumbrance or lien against the Property;
(r)
Seller has no Knowledge of, nor has Seller received any written notice of, any violation of any applicable laws from any Governmental Authorities concerning the Real Property, including, without limitation, any outstanding work orders or deficiency or non-compliance notices;
(s)
Seller has no Knowledge of, nor has a Seller received written notice from any Governmental Authority as of the Effective Date regarding any change to the zoning classification, any condemnation, expropriation or similar proceedings pending or threatened against the Real Property, or any proceedings to widen or realign any street or highway adjacent to the Real Property or that otherwise affects the Real Property;
(t)
Seller has not received any written notice or request from any insurance company or board of fire underwriters (or any organization exercising functions similar thereto) requesting the performance of any material work or alterations with respect to the Real Property;

(u)
there are no tax arrears, local improvement or capital charges, sewer taxes, special levies or assessments, or other rates or charges of a similar nature associated with or pertaining to the Real Property (collectively, the Realty Taxes) other than those Realty Taxes accruing from day to day, no Seller has received written notice in connection therewith and no agreement has been entered into by Seller with the municipality or with any Governmental Authority which would have the effect of making all or part of the Real Property subject to or assessed for any such Realty Taxes. There are no appeals, claims, actions, suits, or proceedings pending, or, to the Knowledge of Seller, threatened against Seller relating to such Realty Taxes (save and except for appeals initiated by Seller) and no Seller has Knowledge of any valid basis for any such claim, action, suit, proceeding, investigation or discussion;
(v)
to the Knowledge of Seller, there are no actions, suits, arbitrations, alternative dispute resolution processes, or administrative or other proceedings by or before any Governmental Authorities or other person, pending, or, to the Knowledge of Seller, affecting the Property, and Seller has no Knowledge of any valid basis for any such action, suit, arbitration process or proceeding. To the Knowledge of Seller, there are no investigations by any Governmental Authorities in progress with respect to the Property and Seller has no Knowledge of any valid basis for any such investigation. Seller is not subject to any judgment, order or decree entered in any lawsuit or proceeding nor has a Seller settled any claim prior to being prosecuted in respect of it. Seller is not a plaintiff or complainant in any action, suit, arbitration, alternative dispute resolution process or proceeding arising out of or connected with the Property;
(w)
there are no options to purchase the Property, or any portion thereof, in favor of any third party, and there are no rights of first refusal relating to the Property, or any portion thereof, in favor of any third party;
(x)
Seller does not employ any individuals at the Property;
(y)
to the Knowledge of Seller, all Due Diligence Items delivered by Seller to Purchaser are true, correct and complete in all material respects;
(z)
Seller has not entered into any union or collective bargaining agreements with respect to, or which will impact any owner of the Property; and
(aa)
Seller has not as of the Effective Date received notice of any environmental contamination on, at or adjacent to the Real Property, nor does Seller have Knowledge of any environmental contamination on, at or adjacent to the Property, or of any contravention of any environmental law applicable to the Real Property.

For all purposes of this Section 6.2 and 6.3, and for all purposes in the Seller’s Bringdown Certificate, “Knowledge of Seller” or representation or warranty that “Seller has no Knowledge of” and any other qualification of a representation or warranty in this Section 6.2 as to Knowledge of Seller or that Seller has no Knowledge of (referred to herein as a Knowledge Qualification), means the actual knowledge (and not constructive, implied or imputed knowledge) of Yashar Fatehi.

Seller shall deliver a certificate to Purchaser at Closing certifying to Purchaser that all of the foregoing representations and warranties in this Section 6.2 are materially true, subject to any Permitted Qualifications, as of the Closing Date (the Seller’s Bringdown Certificate). In the event that Yashar Fatehi is informed by the Purchaser of facts regarding the Property after the Effective Date or Yashar Fatehi otherwise becomes aware of facts as a result of Purchaser’s investigations or by receipt of any reports or other documentation generated by or for Purchaser after the Effective Date, and Yashar Fatehi was not aware of such facts on the Effective Date, Seller shall be entitled to include such facts as qualifications (Permitted Qualifications) in the Seller’s Bringdown

Certificate to any representation or warranty that is subject to a Knowledge Qualification in this Section 6.2 and such Permitted Qualifications shall apply to the condition in Section 6.3.

All of the foregoing representations and warranties expressly shall survive the Closing for a period of one (1) year thereafter.

6.3
Purchaser’s Conditions Precedent to Closing – Seller’s Representations and Warranties. It shall be a condition precedent to Purchaser’s obligations to consummate the purchase and sale transaction contemplated by this Agreement, that all representations and warranties material to the value of the Property made herein by Seller are true and correct in all material respects, and subject to any Permitted Qualifications, as of the Closing Date, failing which, Purchaser, at its option, and in addition to any and all remedies available to the Purchaser at law, or in equity (subject to the provisions herein), shall be entitled to terminate this Agreement, and neither Seller nor Purchaser shall have any further right or obligation under this Agreement other than those obligations which expressly survive the Closing and Seller’s Solicitors obligation to forthwith pay the Downpayment, without deduction, to Seller in accordance with Section 3.1(d).
6.4
As-Is-Where-Is. Purchaser acknowledges that, except as expressly provided in this Agreement, Seller is selling and Purchaser is purchasing the Property on an “as is, Where is” basis as shall exist on the Closing Date, and materially as it existed on the Effective Date, including any latent or patent defects and including any reasonable wear and tear that occurs during the term of this Agreement. No representation, warranty or condition is expressed or can be implied in respect of any matter of thing whatsoever concerning the Property, save and except as expressly provided for in this Agreement.
6.5
No Sandbagging. Prior to Closing, each party covenants to give written notice to the other party if it becomes aware of any breach of any representation or warranty given by that party that is contained in this Agreement. Notwithstanding any other provision in this Agreement, to the extent that a party has knowledge of a breach of a representation or warranty by the other party on or prior to the Effective Date, there shall be no claim or recourse in respect of such breach hereunder.
Article 7

COVENANTS OF SELLER
7.1
Seller covenants and agrees with Purchaser, that from and after the Acceptance Date:
(a)
No Modification to Lease. Seller shall not:
(i)
enter into any new leases of space or any other occupancy agreements affecting the Real Property other than in the ordinary course of the operation of such Seller’s business on the Real Property consistent with such Seller’s past leasing practices; or
(ii)
modify, cancel, extend, renew or otherwise change in any manner any of the terms, covenants or conditions of any of the Leases or other occupancy agreements affecting the Real Property in a manner inconsistent with the terms of this Section 7.1 and such Seller’s past leasing practices.
(b)
No Modification to Contracts. Seller shall not consent to materially modify, cancel, extend, renew or otherwise materially change any of the terms, covenants or conditions of any of the Contracts affecting the Real Property, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, provided, however, Seller shall be permitted to enter into any new agreement that may be terminated prior to Closing, at the Seller’s sole cost and expense;

(c)
Operation of Real Property. Seller shall operate the Real Property in a manner consistent with current practices, which are equivalent to the operational standards employed by a prudent property manager of similar properties located within the Province of Ontario;
(d)
Maintain Real Property. Seller shall maintain the Real Property in good order and repair so that same shall be in materially the same condition on the Closing Date as they are in on the Acceptance Date, reasonable wear and tear excepted;
(e)
Maintain Insurance. Seller shall keep in full force and effect in respect of the Real Property, such builder’s risk, public liability, property damage and other customary classes of insurance covering the Real; Property as a prudent owner would maintain insuring against fire and other hazards covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Real Property, and pay all premiums for such insurance prior to the applicable due dates;
(f)
Cooperation with Purchaser’s Due Diligence. Seller shall reasonably cooperate with Purchaser in connection with the Due Diligence conducted by Purchaser pursuant to the terms of this Agreement;
(g)
Violation Notices. Seller shall immediately provide Purchaser with a copy any violation of law or municipal ordinances issued by any Governmental Authorities having jurisdiction over or affecting the Real Property or the business of Seller following Seller’s receipt of same by the Seller;
(h)
Tangible Personal Property. Without Purchaser’s prior written consent, which consent may be granted or withheld in Purchaser’s sole and absolute discretion, Seller shall not remove from the Real Property any Tangible Personal Property that is materially significant to the operation of the business of Seller, except as may be necessary for repairs, or the discarding of worn out or useless items that are replaced by (and at the sole cost and expense of) Seller;
(i)
Zoning. Without Purchaser’s prior written consent, which consent may be granted or withheld in Purchaser’s sole and absolute discretion, Seller shall not initiate, consent to, approve or otherwise take any action with respect to the zoning, or any other governmental rule or regulation, presently applicable to all or any part of the Land; and
(j)
Obligation to Provide Notices. Seller shall provide Purchaser with copies of any and all written notices which Seller may receive after the Effective Date concerning any of the following: (i) any proposed or threatened condemnation of the Property; (ii) any notice of violation issued by any Governmental Authorities having jurisdiction over or affecting the Real Property or the business of Seller; or (iii) any litigation filed or credibly threatened against Seller or the Property.
Article 8

CLOSING
8.1
Closing.
(a)
Closing Date. Assuming that all conditions to closing have been satisfied or affirmatively waived by Purchaser and Sellers, and this Agreement has not otherwise been terminated, the consummation of the Transaction (the “Closing”) shall take place on January 31, 2023 except as hereinafter provided.

The Purchaser shall use best efforts to obtain a registration number for HST purposes on or before January 26, 2023 and if, notwithstanding the Purchaser’s application of such best efforts it has not obtained an HST registration number on or before January 26, 2023, the Purchaser may extend the Closing Date, in one (1) week increments thereafter up to and including February 28, 2023, provided that each such extension shall be contingent upon the Purchaser having applied its best efforts to obtain an HST registration number during the prior extension period.

Seller and Purchaser agree that the Closing shall be consummated through the customary practice among Canadian solicitors representing sellers and purchasers of real property in Ontario, Canada, and neither party need be present at Closing. In furtherance of the foregoing, on the Closing Date, all documents and funds shall be delivered to Seller’s Solicitors, and shall be held by them in trust until release is authorized as set out in a document registration agreement, in the form adopted by the Joint LSUC-CBAO Committee on Electronic Registration of Title Documents on March 29, 2004 or any successor version thereto, and acceptable to Seller’s Solicitors and Purchaser’s solicitors, acting reasonably, and entered into by Purchaser’s solicitors and Seller’s Solicitors at or prior to Closing, providing for the holding and release of documents and funds. On or before the Closing Date, Seller’s Solicitors shall prepare the electronic transfer and message it to Purchaser’s solicitors for completion.

(b)
Possession. Purchaser will have possession of the Real Property at the Closing and after payment of the Purchase Price adjusted as provided herein, free from all encumbrances except the Permitted Encumbrances.
(c)
Extensions to Closing for Liens. In the event that a construction lien is registered on the Closing Date, the Seller shall be entitled to extend the Closing Date for successive periods, which shall be no more than 90 days in the aggregate, to allow for the Seller to arrange for a discharge of such construction lien.
(d)
Extensions for Cautions. In the event that a caution or other similar instrument is registered on title to the Real Property prior to Closing without consent of the Seller, the Seller shall be entitled to extend the Closing Date for successive periods, which shall be no more than 90 days in the aggregate, to allow for the Seller to arrange for a discharge of any such instruments.
8.2
Registration, Closing Costs, HST.
(a)
Registration. Registration of all the requisite documents in all appropriate offices of public record and all matters of payment and delivery of documents by each party to the other shall be deemed to be concurrent requirements of Closing so that the Closing shall not be completed hereunder until everything has been paid, delivered and registered.
(b)
Closing Costs. Seller shall pay, on the Closing Date, the fees and expenses of Seller’s solicitors and other professionals or consultants providing counsel to Seller in connection with the transactions contemplated in this Agreement. Purchaser shall pay, on the Closing Date: (i) all recording costs relating to the Transfer; (ii) any applicable property transfer taxes, Land Title Office registration fees or taxes and similar charges relating to the transfer of the Property; and (iii) the fees and expenses of Purchaser’s solicitors and other professionals or consultants providing counsel to Purchaser in connection with the transactions contemplated in this Agreement.
(c)
HST. Purchaser confirms that it will be registered on the Closing Date with Canada Revenue Agency or any successor thereto (the CRA) in compliance with Part IX of the Excise Tax Act (Canada) relating to the federal goods and services tax (the HST). Purchaser agrees that the Purchase Price and any other amounts payable to Seller hereunder do not include HST or any other applicable taxes and that, if and to the extent required under the Excise Tax Act (Canada) (the “ETA”), Purchaser will remit to Seller on the Closing Date any HST that may be exigible under the ETA in respect of the transaction contemplated herein, and Seller agrees that it will remit such funds or otherwise account for such funds to the Canada Revenue Agency (the “CRA”) in accordance with its obligations under the ETA. Notwithstanding the foregoing, if Purchaser is a corporation which is registered for HST purposes and, on or before the Closing Date, Purchaser provides Seller with a certificate as to the HST registered status of Purchaser containing Purchaser’s HST registration number, Purchaser will not be required to pay the HST to Seller but will be entitled to self-assess the HST and account for the same directly to the CRA. Such certificate shall be in the customary form and shall contain an indemnity from Purchaser in favour of Seller with respect to the payment of HST by Purchaser in accordance with the provisions hereof.

Purchaser covenants and agrees, from and after the Acceptance Date, to apply for, and to proceed diligently and continuously to obtain, a registration number for HST purposes.

Notwithstanding the foregoing, the parties will use their commercially reasonable efforts to minimize (or eliminate) any taxes described in this Section 8.2(c) as are applicable to the purchase and sale of the Property, including any taxes payable under the Excise Tax Act (Canada) in respect of the Closing. To the extent applicable, the parties agree to make the joint election under Section 167 of Part IX of the Excise Tax Act (Canada) in respect of the sale of the Property. Purchaser shall be responsible for filing such election with the applicable taxing regulatory authorities within the time set out in subsection 167(1.1) of the Excise Tax Act (Canada) and shall indemnify Seller in respect of any HST payable on the Purchase Price in accordance with the terms hereof.

The Purchaser shall deliver to the Seller on Closing a certificate and indemnity in which the Purchaser will certify that it is an HST registrant and indemnify and save harmless the Seller from all Claims incurred, suffered or sustained as a result of a failure of the Seller to collect HST or a failure by the Purchaser: (i) to pay any federal, provincial or other taxes required to be paid by the Purchaser under the Excise Tax Act (Canada) and any other legislation in connection with the conveyance or transfer of the Property, whether arising from a reassessment or otherwise, including HST; (ii) to self-assess and remit the HST payable in connection with the transfer and remit HST applicable on the sale of the Property as a result of the Seller relying on the Purchaser’s HST certificate and indemnity described herein; or (iii) to file any returns, certificates, filings, elections, notices or other documents required to be filed by the Purchaser with any federal, provincial or other taxing authorities in connection with the conveyance or transfer of the Property.

In the event that the Purchaser directs registered or beneficial title to another party on Closing, such party shall provide an indemnity to Seller as contemplated from Purchaser as set out in this Section 8.2(c), provided Seller confirms and acknowledges that any party that is solely a registered owner of title need not be registered for HST purposes.

(d)
Nominee. Purchaser, in its sole discretion, may elect to appoint a nominee and bare trustee (the Bare Trustee) to hold the legal title to the Land in trust for and on behalf of Purchaser following Closing. If Purchaser elects to have a Bare Trustee to hold title, on the Closing Date, Seller will transfer title to the name of the Bare Trustee and transfer the beneficial interest in the Land to Purchaser as may be directed by way of a title direction from Purchaser to Seller, provided Purchaser delivers to Seller the form of the bare trust agreement with respect to same, prior to Closing. Notwithstanding any such title direction, Purchaser shall remain bound to pay the Purchase Price, including any unpaid balance thereof on Closing.

8.3
Seller’s Closing Deliveries. Seller covenants and agrees to deliver possession of the Property to Purchaser on Closing following delivery of the Purchase Price, subject only to the Permitted Encumbrances (including the Leases), and shall deliver the following documents to Purchaser on or prior to Closing:
(a)
Evidence of Authority. Such organizational and authorizing documents of Seller as shall be reasonably required to evidence Seller’s authority to consummate the transactions contemplated by this Agreement;
(b)
Transfer. An electronic transfer (the Transfer) from the applicable Seller containing the statements of the transferor and the transferor’s solicitor as set out in section 50(22) of the Planning Act transferring to the Purchaser, or the Bare Trustee (as the Purchaser may direct), registered fee simple title to the Land;
(c)
Beneficial Conveyance. In the event registered fee simple title is transferred to the Bare Trustee A beneficial conveyance from the applicable Seller transferring to the Purchaser beneficial ownership in the fee simple title to the Land and the Improvements,;
(d)
Residency Certificate. A certificate of an officer of Seller stating that, on Closing, such Seller is not a “non-resident” of Canada within the meaning and purpose of Section 116 of the Income Tax Act (Canada) and that, no officer, director or shareholder of Seller, nor any of its spouses, if applicable, have resided or have any right to reside within or upon any part of the lands as their matrimonial home;
(e)
Statement of Adjustments. A Statement of Adjustments prepared in accordance with Article 4 of this Agreement and an undertaking by Seller to readjust the same upon written request of Purchaser after Closing;
(f)
Undertaking to Re-adjust. An undertaking by Seller to readjust the Statement of Adjustments upon written request of Purchaser after Closing;
(g)
Re-affirmation Certificate. The Seller’s Bringdown Certificate;
(h)
Tangible Personal Property. A bill of sale from Seller to Purchaser transferring all legal and beneficial interests in all Tangible Personal Property;
(i)
Assignment of Intangible Property. An assignment of Intangible Property from Seller to Purchaser transferring all legal and beneficial interests in all Intangible Property, including without limitation, all Leases, all subsisting and transferrable warranties and/or guarantees in respect of the Tangible Personal Property and in respect of the Real Property and any work performed in respect thereof;
(j)
Certificate – Rent Roll. A certificate of an officer of Seller, which certification shall be made only to the Knowledge of Seller, attaching a rent roll for the Real Property which is current as of the Closing Date and which contains all material information typically included in a rent roll for similar properties;
(k)
Reliance Letters. Reliance letters addressed to Purchaser and any lender to Purchaser from the consultants who prepared the environmental and building condition reports that were prepared on or after December 31, 2021 confirming that Purchaser may rely on such reports, at its sole cost and expense, provided that all such reliance letters shall be requested by the Purchaser in writing (which request shall identify the author and date of the report for which a reliance letter is required) on or before December 31, 2022; and

(l)
Further Documentation. Such further documentation relative to the completion of this transaction as otherwise referred to herein, or as may be required by law or as may be the usual practice of a purchaser’s solicitor in completing transactions similar to the sale of the Property contemplated herein in the Province of Ontario.

All such documentation, except as otherwise provided herein, shall be in form and substance acceptable to both Seller and Purchaser, each acting reasonably and in good faith.

8.4
Purchaser’s Closing Deliverables. Purchaser covenants to deliver the following to Seller on or prior to Closing:
(a)
Purchase Price. The balance of the Purchase Price, as described in Section 2.1(c) (net of the Downpayment to be applied against the Purchase Price, and subject to adjustments as contemplated pursuant to this Agreement);
(b)
Undertaking to Re-adjust. An undertaking by Purchaser to readjust the Statement of Adjustments upon written request of Seller after Closing;
(c)
Re-affirmation Certificate. The Purchaser’s Bringdown Certificate;
(d)
Purchaser’s Certificate. A certificate confirming Purchaser’s HST registration number to Seller in the customary form; and
(e)
Further Documentation. Such further documentation relative to the completion of this transaction as otherwise referred to herein, or as may be required by law or as may be the usual practice of a seller’s solicitor in completing transactions similar to the sale of the Property contemplated herein in the Province of Ontario.

All such documentation, except as otherwise provided herein, shall be in form and substance acceptable to both Seller and Purchaser, each acting reasonably and in good faith.

8.5
Documents to be executed by Seller and Purchaser. At the Closing, Seller and Purchaser shall also execute and deliver the following:
(a)
Tenant Notice. An executed direction to each of the Tenants notifying such Tenant that the Real Property has been transferred to Purchaser, directing such Tenant to pay future rental payments to Purchaser, and notifying such Tenant of the new address where Tenant is to make rental payments after the Closing Date;
(b)
Construction Contract. Provided that the Construction Agreement has not been terminated in accordance with the terms of this Agreement, the Construction Assumption Agreement to be executed by Seller and Purchaser in respect of the assignment by Seller of the Construction Contract and the assumption by Purchaser thereof, and which shall include, inter alia, acknowledgement from the contractor pursuant to the Construction Contract of such assignment and assumption and reciprocal indemnities between the Seller and Purchaser in respect thereof;
(c)
Assignment of Permitted Encumbrances. Assumption and assignment agreement to be executed by Seller and Purchaser in respect of the assignment by Seller and assumption by Purchaser of the Permitted Encumbrances, which shall include, inter alia, reciprocal indemnities between the Seller and Purchaser in respect thereof; and
(d)
Development Assumption Agreement. The Development Assumption Agreement.

All such documentation, except as otherwise provided herein, shall be in form and substance acceptable to both Seller and Purchaser, each acting reasonably and in good faith.

Article 9

RISK OF LOSS
9.1
Condemnation. If, prior to the Closing, action is initiated to take all or any portion of the Real Property, by expropriation proceedings or by deed or transfer in lieu thereof, which expropriation would, if completed, cause a materially detrimental reduction in the value of the Property, the Purchaser may either at or prior to Closing: (a) terminate this Agreement, in which event the Downpayment shall be refunded, without deduction, to Purchaser, without the consent or joinder of Seller being required and notwithstanding any contrary instructions which might be provided by Seller, and neither Seller nor Purchaser shall have any further right or obligation hereunder, or (b) consummate the Closing, in which latter event all of Seller’s assignable right, title and interest in and to the award of the expropriating authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price.
9.2
Casualty.
(a)
Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property suffers any damage equal to or in excess of One Million Dollars ($1,000,000.00) prior to the Closing from fire, storm, accident, or any other casualty, Purchaser may either at or prior to Closing: (a) terminate this Agreement, in which event, the Downpayment shall be refunded to Purchaser forthwith, without deduction, and without the consent or joinder of Seller being required and notwithstanding any contrary instructions which might be provided by Seller, and neither Seller nor Purchaser shall have any further right or obligation under this Agreement other those obligations which expressly survive the Closing, or (b) consummate the Closing, in which latter event all of Seller’s right, title and interest in and to the proceeds of any insurance covering such damage, and including any and all rent loss insurance proceeds relating to the period from and after Closing Date, shall be assigned to Purchaser at the Closing and Purchaser shall receive a credit against the Purchase Price at Closing in an amount equal to the sum of: (x) Seller’s deductible under its insurance policy, and (y) the amount of the uninsured or underinsured loss.
(b)
If the Property suffers any damage less than One Million Dollars ($1,000,000.00) prior to the Closing from fire or other casualty, Purchaser agrees that it will consummate the Closing and accept an assignment of the proceeds of any insurance covering such damage, including any and all rent loss insurance proceeds relating to the period from and after the Closing Date (plus receive a credit against Purchase Price in an amount equal to the sum of: (x) Seller’s deductible under its insurance policy, and (y) the amount of the uninsured or underinsured loss) and there shall be no other reduction in the Purchase Price.
Article 10

DEFAULT
10.1
Default. Subject to the limit on liability of the Seller imposed in Section 3.1(e), in case of an alleged default by any party to this Agreement, Seller and Purchaser shall have all remedies available at law or in equity open or available to each party.
10.2
Notice and Cure. In the event of a Seller’s default or a Purchaser’s default under this Agreement, the non-defaulting party shall provide the defaulting party with notice and ten (10) days to cure such default, prior to pursuing any remedies available with respect to such default; provided, however, that: (i) no such notice and cure shall be provided with respect to a party’s default in failing to timely close, or with respect to any party’s anticipatory breach of this Agreement; and (ii) in no event shall any such notice and cure period result in an extension of the Closing Date.
Article 11

MISCELLANEOUS
11.1
Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address below, as evidenced by written receipt therefor, whether or not actually received by the person to whom addressed; (b) on the first Business Day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, addressed to such party at the address specified below, or (c) on the date delivered by facsimile or email to the respective numbers/ email addresses specified below. For purposes of this Section 11.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

If to Seller:

Don Mills Storage Inc. 400-1131A; Leslie Street Toronto, ON M3C 3L8 Attention: Yashar Fatehi Email: yashar@nyxcapital.com and with a copy to:

McMillan LLP Brookfield Place, 181 Bay Street, Suite 4400 Toronto, Ontario M5J 2T3

Robert Shore

Email: robert.shore@mcmillan.ca

If to Purchaser:

SST II Acquisitions, Inc.
c/o SmartStop Self Storage REIT, Inc 10 Terrace Road, Ladera Ranch, CA 92694, USA Attention: H. Michael Schwartz Email: hms@smartstop.com and with a copy to:

SST II Acquisitions, Inc.
c/o SmartStop Self Storage REIT, Inc. 8235 Douglas Ave, Suite 1250 Dallas TX 75225, USA Attention: Wayne Johnson, President and CIO Email: wjohnson@smartstop.com and with a copy to:

Norton Rose Fulbright Canada LLP
Norton Rose Fulbright Canada LLP Suite 1500 - 45 O’Connor Street Ottawa, Ontario K1P 1A4 Attention: Norman B. Lieff Email: nlieff@nortonrosefulbright.com
11.2
Real Estate Commissions. Neither Seller nor Purchaser have authorized any broker or finder to act on any party’s behalf in connection with the sale and purchase hereunder and neither Seller nor Purchaser have dealt with any broker or finder purporting to act on behalf of any other party. Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller agrees to indemnify and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Notwithstanding anything to the contrary contained herein, this Section 11.2 shall survive the Closing or any earlier termination of this Agreement.
11.3
Exclusivity. Form and after the Acceptance Date and until Closing or the earlier termination of this Agreement (the Exclusivity Period), unless otherwise expressly pre-authorized in writing by Purchaser, Seller covenants and agrees that neither Seller, nor any of Seller’s representatives, employees, advisors or agents will, directly or indirectly, make, solicit or initiate enquiries from, or seek or respond to the submission of proposals or offers from, any third party or enter into any agreement relating to the sale or other disposition of the Property (or any other similar transaction or proposal whatsoever) or respond to or participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise co-operate in any way with, or assist or participate in or facilitate, any effort or attempt by any person or entity to do or seek to do any of the foregoing and, to the extent any such discussions or negotiations have occurred with any third parties prior to the Exclusivity Period, such Seller hereby agrees to terminate them immediately.
11.4
Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.
11.5
Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.
11.6
Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.
11.7
Time of Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States, Canada or the Province of Ontario, then, in such event, the time of such period shall be extended to the next Business Day (as defined below). Where in this Agreement a number of days is prescribed, the number shall be computed by excluding the first day and including the last day.

11.8
Governing Law. This Agreement shall be governed by the laws of the Province of Ontario and the parties hereto attorn to the jurisdiction of the Ontario courts.
11.9
Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, SST II Acquisitions, LLC (the Original Purchaser) shall be entitled to assign this Agreement, in whole or in part, or alternatively, direct that title to all or part of the Property be transferred, without Seller’s consent, to: (i) an affiliate (as such term is defined in the Canada Business Corporations Act) of Original Purchaser; (ii) an entity in which SmartStop Self Storage REIT, Inc. a Maryland corporation, Strategic Storage Growth Trust III, Inc., a Maryland corporation, Strategic Storage Trust VI, Inc., a Maryland corporation, or any subsidiary of the foregoing, has a direct or indirect ownership interest; (iii) a real estate investment trust of which Original Purchaser, or an affiliate of Original Purchaser, is the external advisor; (iv) a Delaware statutory trust of which Original Purchaser, or an affiliate of Original Purchaser is the signatory trustee, or (v) a partnership or joint venture in which Original Purchaser, or any entity described in paragraphs (i) through (iv) above, has an interest (any party referenced in paragraphs (i) through (v) above being herein called, a Permitted Assignee); provided, however, that: (y) Original Purchaser delivers to the Seller prior written notice of such assignment and/or direction regarding title; and (z) prior to such an assignment taking effect, any Permitted Assignee shall assume the obligations of Original Purchaser hereunder (including the obligation to deliver an HST Declaration and Indemnity on Closing), and Original Purchaser shall be released from any liability under the terms of this Agreement.
11.10
Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.
11.11
Acceptance Date. For purposes of this Agreement, the “Acceptance Date” shall mean the date that this Agreement has been executed and delivered by both Seller and Purchaser.
11.12
Schedules. The following schedules are attached to this Agreement and incorporated herein by this reference and made a part hereof for all purposes:
(a)
Schedule 1.1(a) – Land;
(b)
Schedule 1.1(c) - Rent Roll;
(c)
Schedule 1.1(d) - Tangible Personal Property;
(d)
Schedule 1.1(f) – Intangible Property;
(e)
Schedule 5.1(a) - Due Diligence Items;
(f)
Schedule 5.2(a) - Permitted Encumbrances; and
(g)
Schedule 11.18 - Representation Letter.
11.13
No Registration. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded in the public records of any municipality or province.

11.14
Disclosure. Seller and Purchaser hereby covenant and agree that for a period of six months after Closing, unless consented to in writing by the other party (which consent may be granted or withheld in the sole discretion of the party whose consent is being requested), no press release or other public disclosure concerning this transaction shall be made by or on behalf of Seller or Purchaser, and each party agrees to use best efforts to prevent disclosure of this transaction by any third party. Notwithstanding the foregoing: (i) each party shall be entitled to make disclosures concerning this Agreement and materials provided hereunder to its lenders, attorneys, solicitors, accountants, employees, agents and other service professionals as may be reasonably necessary in furtherance of the transactions contemplated hereby; (ii) Purchaser shall be entitled to make disclosures concerning this transaction and materials provided hereunder to its potential debt and equity sources; and (iii) each party shall be entitled to make such disclosures concerning this Agreement and materials provided hereunder as may be necessary to comply with any court order or directive of any applicable governmental authority. The provisions of this Section 11.14 shall survive Closing or any termination of this Agreement.
11.15
Confidentiality. Other than with the written consent of Seller (and in the case of personal information or personal health information, such further consents of the subjects thereof as may be required by applicable law), Purchaser shall not, directly or indirectly, disclose, communicate, publish or disseminate any Confidential Information, or, by any act or omission below the standard of care a reasonable person would take to protect its own confidential information, cause or fail to take reasonable steps to prevent the disclosure such Confidential Information, nor shall it use any of the Confidential Information for any purpose other than the performance of this Agreement. For these purposes, Confidential Information means all non-public information concerning the business, affairs and/or financial position of Seller and the existence of and terms and conditions of this Agreement, whether in written, graphic, electronic, digital or oral form, which Purchaser has obtained, directly or indirectly from Seller including, but not limited to, financial, business and personal data, records, business and marketing plans, strategies and methods, concepts, ideas, know-how, studies, charts, plans, tables and compilations, operating manuals and customer and supplier lists; provided however that Confidential Information shall not include any information which (i) was already known to Purchaser prior to the time of disclosure by Seller as evidenced by written records, (ii) is available or becomes generally available to the public other than through a breach of this Agreement by Purchaser, (iii) is acquired or received rightfully and without confidential limitation by Purchaser from a third party, or (iv) is independently developed by Purchaser without breach of this Agreement. For greater certainty, Seller confirms, acknowledges and agrees that Purchaser shall be entitled to disclose Confidential Information as contemplated in Section 11.14 above.
11.16
Seller/Nominee – Joint and Several. Each of Seller and Nominee hereby confirms, acknowledges and agrees that, unless expressly provided otherwise to the contrary in this Agreement, all covenants, representations, warranties and/or indemnities by Seller pursuant to this Agreement shall be deemed to be covenants, representations, warranties and/or indemnities by each of Seller and Nominee, on a joint and several basis.
11.17
Covenants of Good Faith and Best Efforts. Each of Seller and Purchaser covenants and agrees to conduct itself reasonably and with the utmost good faith with respect to all matters related to this Agreement and it shall furthermore use its best efforts in fulfilling any of its respective covenants, agreements or obligations pursuant to this Agreement.
11.18
Cooperation with Purchaser’s Auditors and SEC Filing Requirements.
(a)
From and after the Acceptance Date through and including seventy five (75) days after the Closing Date, Seller shall provide to Purchaser (at Purchaser’s sole cost and expense) copies of, or shall provide Purchaser access to, the books and records with respect to the ownership, management, maintenance and operation of the Property and shall furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request and which is in the possession and/or control of Seller, or any of its affiliates, agents, or accountants, to enable Purchaser or its assignee, and each of their respective Affiliates, to file its or their Form 8-K, if, as and when such filing may be required by the Securities and Exchange Commission (SEC). At Purchaser’s sole cost and expense, Seller shall allow Purchaser’s auditor (BDO, CohnReznick LLP or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Property for the calendar year prior to Closing (or to the date of Closing) and the two (2) prior years, and shall cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. In addition, Seller agree to provide to Purchaser’s auditor a letter of representation substantially in the form attached hereto as Schedule 11.18 (the Representation Letter), and, if requested by such auditor, historical financial statements for the Property, including income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing: (i) Purchaser or its auditor may audit Seller’s operating statements of the Property, at Purchaser’s sole cost and expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit; and (ii) Seller shall furnish to Purchaser such financial and other information as may be reasonably required by Purchaser to make any required filings with the SEC or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, or its agents and accountants, at no cost to Seller, and in the format that Seller (or its respective agents or accountants) have maintained such information; and (iii) Seller and Purchaser acknowledge and agree that the Representation Letter is not intended to expand, extend, supplement or increase the representations and warranties made by Seller to Purchaser pursuant to the terms and provisions of this Agreement or to expose Seller to any risk of liability to third parties. The provisions of this Section 11.18 shall survive Closing.
11.19
Currency. All references in this Agreement to dollars, or to $ are expressed in Canadian currency unless otherwise specifically indicated.
11.20
Execution - Counterparts, E-mail. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party (i) has agreed to permit the use of Docusigned or emailed .pdf signatures in order to expedite the transaction contemplated by this Agreement; (ii) intends to be bound by its Docusigned or emailed .pdf signature; (iii) is aware that the other will rely on the Docusigned or emailed .pdf signature; and (iv) acknowledges such reliance and waives any defenses (other than fraud) to the enforcement of any document based on the fact that a signature was sent by Docusign or emailed .pdf.
11.21
Business Day. For greater certainty and for purposes of this Agreement, Business Day shall mean any day, excluding Saturday, Sunday or any other day on which banks are required or authorized to close in Toronto, Ontario, or on which the Land Title Office is closed.
11.22
Survival of Provisions. All provisions of this Agreement which contemplate obligations or activities taking place after Closing shall survive the Closing.
11.23
Realty Tax Appeals
(a)
Purchaser shall continue any pending realty tax appeals or reassessments initiated by Seller in respect of the Real Property for the period prior to and following the Closing Date and the Purchaser may elect to commence any realty tax appeal for years that the Seller has not yet commenced a realty tax appeal. Seller or any party who Seller may designate (collectively, the Seller Recipient) shall be entitled to receive any payment resulting therefrom where applicable to the period prior to the Closing Date, subject to the Purchaser deducting its reasonable third party out-of-pocket expenses in conducting any such tax appeal or reassessment, including any commissions payable to agents or consultants (collectively Appeal Costs). Seller agrees to co-operate with Purchaser with respect to all such appeals or reassessments and to provide Purchaser and its agents or consultants with access to any necessary documents or materials in order to continue any such appeals or reassessments. To the extent Purchaser receives payment of any refund or reassessment for the period prior to the Closing Date, it shall hold such refund or reassessment payment in trust for Seller Recipient and deliver to Seller Recipient all payment to which the Seller is entitled forthwith upon receipt, subject to the rights of Tenants and to Purchaser deducting Appeal Costs. To the extent Purchaser receives payment of any refund or reassessment for the year in which Closing occurs, the amount to which Purchaser and Seller Recipient shall be entitled, subject always to the deductions aforementioned, shall be prorated having regard to the portion of the year during which Seller or Purchaser was the owner of the Real Property.
(b)
All right, title and benefit to any realty tax appeals and re-assessments and any rebates or re-assessment of realty taxes for the Real Property for the period from and after the Closing Date shall be transferred and assigned by Seller to Purchaser on Closing, subject to the provisions of this Section 11.23 and Seller and Purchaser shall direct the applicable Governmental Authority to pay all proceeds arising from rebates and/or re-assessments of realty taxes in respect of the Real Property to the Purchaser.
(c)
Subject to the provisions hereof, it is acknowledged that Seller shall be ultimately entitled to any reassessments or rebates attributable to any space that was vacant up to and including the Closing Date, for the period it was vacant.
(d)
The Seller Recipient, to the extent that it is not a party to this Agreement, shall be entitled to rely on the provisions of this 11.23 and may enforce its rights to receive payment hereunder notwithstanding that it is not a party to this Agreement.
(e)
This Section 11.23 shall survive Closing.

[signature page to follow]

Exhibit 10.1

Executed with effect by Nominee this _22nd day of _December___________, 2022.

DON MILLS STORAGE INC.
Per:	/s/ Yashar Fatehi /s/ Jamie Bennett
Name: Yashar Fatehi / Jamie Bennett
Title: Authorized Signatory / Authorized Signatory
I/We have the authority to bind the corporation

Executed with effect by Seller this _22nd day of __ December__________, 2022.

NYX DON MILLS STORAGE LP, by its general partner, DON MILLS STORAGE INC.
Per:	/s/ Yashar Fatehi /s/ Jamie Bennett
Name: Yashar Fatehi / Jamie Bennett
Title: Authorized Signatory / Authorized Signatory
I/We have the authority to bind the corporation and the corporation has the authority to bind the Seller

Executed with effect by Purchaser as of _22nd day of ___ December____________, 2022.

SST II ACQUiSITIONS, llc
Per:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: CEO
I have the authority to bind the corporation

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